                                                                     EXHIBIT 3.1

                           FOURTH AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                               JCC HOLDING COMPANY


                                   ARTICLE I.

                                     OFFICES

         SECTION 1. REGISTERED OFFICE. The registered office of JCC Holding Company (the "Corporation") shall be at Corporation Service Company, 1013 Centre Road, Wilmington Delaware 19805 or at such other place as the Board of Directors of the Corporation (the "Board of Directors") may from time to time determine.

         SECTION 2. OTHER OFFICES. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.

                                   ARTICLE II.

                            MEETINGS OF STOCKHOLDERS

         SECTION 1. PLACE OF MEETINGS. Meetings of the stockholders, whether annual meetings or special meetings, shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         SECTION 2. ANNUAL MEETINGS. (a) Subject to subsection (b) of this
Article II, Section 2 of these Fourth Amended and Restated Bylaws, the annual meeting of stockholders shall be held each year, on such date and at such time as may be fixed by the Board of Directors and stated in the notice of the meeting, for the purpose of electing Directors and for the transaction of only such other business as is properly brought before such meeting in accordance with these Bylaws.

                  (b) An annual meeting of stockholders may only be held after the Effective Date of the Plan of Reorganization and may not be held earlier than the first anniversary of the Effective Date.

         SECTION 3. BRINGING BUSINESS BEFORE ANNUAL MEETINGS. The Board of Directors shall determine the order of business brought before Annual Meetings.

         SECTION 4. SPECIAL MEETINGS. Unless otherwise prescribed by law or by the Restated Certificate, special meetings of stockholders, for any purpose or purposes, may be called by either the Chair or the President of the Corporation with the majority vote of the Board of Directors. Until Article III, Section 1(a) expires under the provisions of Article III, Section 1(a)(x), the provisions of this Article II, Section 4 may only be altered, amended, changed or repealed by an affirmative vote of not less than ninety percent (90%) of the issued and outstanding shares of the Common Stock (including the shares owned by HET and its affiliates).

         SECTION 5. NOTICE OF MEETINGS. Written notice of a stockholder's meeting, whether annual or special, shall be given to each stockholder entitled to vote thereat, by personal delivery or by mailing the same to him at his address as the same appears upon the records of the Corporation at least ten but not more than sixty days before the day of the meeting. Such notice shall state the place, date and hour of the meeting, and whether such meeting is an annual meeting or special meeting.

         SECTION 6. QUORUM. At any meeting of the stockholders of the Corporation at which the holders of Common Stock are entitled to vote, no action may be taken unless a quorum of the holders of a majority of shares of Common Stock is present, except a vote to adjourn such meeting. Except as provided by law, the presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at such meeting shall constitute a quorum of the holders of shares of Common Stock. If the required quorum shall not be present or represented at any meeting of the stockholders, the holders of a majority of the votes entitled to be cast by the stockholders entitled to vote thereat, present in person or represented by proxy, may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented by proxy. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

         SECTION 7. VOTING. Unless otherwise required by law and except as otherwise set forth in the Corporation's Restated Certificate, in all matters other than the election of Directors, any question brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote thereat. The vote required for the election of Directors shall be as set forth in the Restated Certificate. Each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of capital stock entitled to vote held by such stockholder, unless otherwise provided by the Restated Certificate. Such votes may be cast in person or by proxy but no proxy shall be voted after three years from its date, unless such proxy provides for a longer period. The Board of Directors, in its discretion, or the Officer of the Corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.

         SECTION 8. LIST OF STOCKHOLDERS ENTITLED TO VOTE. The Officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

         SECTION 9. STOCK LEDGER. The stock ledger of the Corporation shall be the only evidence as to the stockholders entitled to examine the stock ledger, the list required by Section 8 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

         SECTION 10. NO CONSENT OF STOCKHOLDERS IN LIEU OF MEETING. Any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken only upon the vote of the stockholders at any annual or special meeting duly called and may not be taken by written consent of the stockholders.

         SECTION 11. MANDATORY REDEMPTIONS UNDER THE GAMING ACT.

         (a) Notwithstanding any other provision of these Bylaws to the contrary, outstanding shares of Common Stock of the Corporation shall always be subject to redemption by the Corporation, by action of the Board of Directors, if, in the judgment of the Board of Directors, any such shares are held by a Disqualified Holder.

         (b) Outstanding shares of Common Stock of the Corporation shall also be subject to redemption by the Corporation, by action of the Board of Directors, if any holder of such stock is designated a Non-Qualified Person (as defined in the Management Agreement) in a written notice from the Manager to JCC pursuant to the Management Agreement.

         (c) The terms and conditions of a redemption pursuant to either Article II, 11(a) or Article II, Section 11(b) shall be as follows:

                  (1) The redemption price of the shares to be redeemed pursuant to this section shall be equal to the Fair Market Value of such shares (excluding any dividends thereon not entitled to be received pursuant to clause (5) of this Article II, Section 11(c)) or such other redemption price as required by any applicable law, regulation, rule or resolution or order of a gaming regulatory agency;

                  (2) The redemption price of such shares may be paid in cash, Redemption Securities or any combination thereof;

                  (3) If less than all the shares held by Disqualified Holders or Non-Qualified Persons are to be redeemed, the shares to be redeemed shall be selected in such manner as shall be determined by the Board of Directors, which may include selection first of the most recently purchased shares thereof, selection by lot or selection in any other manner determined by the Board of Directors;

                  (4) At least 20 days' written notice of the Redemption Date shall be given to the record holders of the shares selected to be redeemed (unless waived in writing by any such holder), provided that the Redemption Date may be the date on which written notice shall be given to record holders if the cash or Redemption Securities necessary to effect the redemption shall have been deposited in trust for the benefit of such record holders and subject to immediate withdrawal by them upon surrender of the stock certificates for their shares to be redeemed;

                  (5) From and after the Redemption Date or such earlier date as mandated by any applicable law, regulation, rule or resolution or order of a gaming regulatory agency, any and all rights of whatever nature, which may be held by the owners of shares selected for redemption (including without limitation any rights to vote or participate in dividends declared on stock), shall cease and terminate and they shall thenceforth be entitled only to receive the cash or Redemption Securities payable upon redemption; and

                  (6) Such additional terms and conditions as the Board of Directors shall determine.

                                  ARTICLE III.

                                    DIRECTORS

SECTION 1. NOMINATION OF DIRECTORS.

         (a) (i) For so long as this Subsection (a) of this Article III, Section 1 shall be in effect, the Board of Directors shall consist of seven Directors. The Board of Directors shall be divided into three groups, designated Group I, Group II and Group III. Each Group shall consist, as nearly as may be possible, of one-third of the total number of Directors constituting the entire Board of Directors.

                  (ii) Upon the filing of the Restated Certificate with the Secretary of State of the State of Delaware, there shall be two (2) authorized Nominated Directors consisting of one Director nominated by HET and one Director nominated by the Creditors' Committee, who collectively comprise Group I. The Group I HET Nominated Director shall be Colin V. Reed and Group I Non-HET Nominated Director shall be Rudy
         J. Cerone.

                  (iii) The total number of authorized Nominated Directors shall increase by two, for a total of four, with such Directors comprising Group II, at such time as (A) a second HET Nominated Director has been appointed, (B) a second Non-HET Nominated Director has been appointed, and (C) the requisite gaming regulatory agencies have made the determinations necessary to allow both of such Directors to serve on the Board of Directors.

                  (iv) The total number of authorized Nominated Directors shall again increase by three, for a total of seven, with such Directors comprising Group III, only at such time as (A) a third HET Nominated Director has been appointed, (B) a third and fourth Non-HET Nominated Director has been appointed, and (C) the requisite gaming regulatory agencies have made the determinations necessary to allow all three such Directors to serve on the Board of Directors.

                  (v) The Nominated Directors in Group I shall serve for a term expiring on the date of the annual meeting of stockholders as established in these Bylaws, but not occurring earlier than the first anniversary of the Effective Date of the Plan of Reorganization (the "First Anniversary Meeting"). At the First Anniversary Meeting, HET and a majority of the Non-HET Nominated Directors will each have the right to nominate one director to serve two-year terms. The Nominated Directors in Group II shall serve for a term expiring on the date of the annual meeting of stockholders occurring not earlier than the second anniversary of the Effective Date of the Plan of Reorganization (the "Second Anniversary Meeting"). At the Second Anniversary Meeting, HET and a majority of the Non-HET Nominated Directors will each have the right to nominate one director to serve one-year terms. The Nominated Directors in Group III shall serve for a term expiring on the date of the annual meeting of stockholders occurring not earlier than the third anniversary of the Effective Date of the Plan of Reorganization.

                  (vi) Until such time as the initial term of the Group III Directors expires, any vacancy on the Board of Directors of a HET Nominated Director position, including any Group II or Group III HET Nominated Director appointed pursuant to this subsection, may only be filled by a majority of HET Nominated Directors then in office (or, if only one HET Nominated Director is then in office, by such HET Nominated Director). Any vacancy on the Board of Directors of a Non-HET Nominated Director position, including any Group II or Group III Director to be appointed pursuant to this Article III, Section (1)(a), may only be filled by a majority of Non-HET Nominated Directors then in office (or, if only one Non-HET Nominated Director is then in office, by such Non-HET

         Nominated Director). Any Nominated Director elected to fill a vacancy shall have the same remaining term as that of his or her predecessor.

                  (vii) Each Director, including a Director appointed to fill a vacancy or Nominated Director nominated in accordance with this Article III, Section (1)(a), shall hold office until such Director's term expires in accordance with this Article III, Section (1)(a) or until his successor shall be elected or appointed and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

                  (viii) An HET Nominated Director may only be removed, with or without cause, by the HET Nominated Directors. A Non-HET Nominated Director may only be removed, with or without cause, by the Non-HET Nominated Directors.

                  (ix) This Article III, Section (1)(a) may not be altered, amended, changed or repealed without an affirmative vote of not less than ninety percent (90%) of the issued and outstanding shares of the Common Stock (including shares owned by HET and its affiliates).

                  (x) The provisions of this Article III, Section 1(a) shall expire the third anniversary of the Effective Date of the Plan of Reorganization.

         (b) Subject to the nomination provisions of Section 1(a) of this
Article III, nominations of persons for election to the Board of Directors of the Corporation at the annual meeting may be made in the notice for such meeting by the Board of Directors or at such meeting by or at the direction of the Board of Directors, by any committee or persons appointed by the Board of Directors, or by any stockholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 1 of Article
III. Such nominations by any stockholder shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty days nor more than ninety days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that less than seventy days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder, to be timely, must be received no later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholder's notice to the Secretary shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a Director, (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person, (c) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person, and (d) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of Directors pursuant to the Rules and Regulations of the Securities and Exchange Commission under Section 14 of the Securities Exchange Act of 1934, as amended; and (ii) as to the stockholder giving the notice (a) the name and record address of the stockholder, (b) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder, and (c) whether the stockholder intends or is part of a group which intends to solicit proxies from other stockholders in support of any person whom the stockholder proposes to nominate for election or reelection as a Director. In no event shall the announcement of an adjournment of a meeting commence a new time period for the giving of a stockholder's notice as described above. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a Director of the Corporation. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth herein. The Officer of the Corporation presiding at an annual meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure or that the stockholder giving notice either solicited, or was part of a group which solicited proxies without having made the disclosure called for in
(ii) above, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

         SECTION 2. MEETINGS. (a) The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chair of the Board, the President or a majority of the entire Board of Directors. Notice thereof stating the place, date and hour of the meeting shall be given to each Director either by mail not less than forty-eight hours before the date of the meeting, by telephone, telegram or e-mail with twenty-four hours notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

         (b) In the event that the Board of Directors includes any Director who is a Non-HET Nominated Director and a Non-HET Affiliated Director, the HET Nominated Directors and HET Affiliated Directors shall not be entitled to vote on any "Affiliated Party Transaction" which shall mean (a) any transaction occurring after the Effective Date of the Plan of Reorganization and not provided for in the Plan of Reorganization or the agreements and transactions contemplated thereby between HET and its Affiliates (other than the Corporation and its subsidiaries), on the one hand, and the Corporation and its subsidiaries, on the other hand, where the value of the consideration exceeds a threshold to be established by the Non-HET Nominated Directors and Non-HET Affiliated Directors; or (b) any amendment after the Effective Date of the Plan of Reorganization of (i) the Management Agreement, (ii) the new revolving line of credit, (iii) the new HET/JCC agreement relating to the Minimum Payment Guaranty or (iv) any other agreement entered into after the Effective Date of the Plan of Reorganization between HET and its affiliates (other than the Corporation and its subsidiaries), on the one hand, and the Corporation and its subsidiaries, on the other hand, where the anticipated value of the transactions contemplated thereby exceed a threshold to be established by the Non-HET Nominated Directors and Non-HET Affiliated Directors. All votes on Affiliated Party Transactions, in any case where there are any Directors who are Non-HET Nominated Directors or Non-HET Affiliated Directors, shall require a majority vote of such Directors who are Non-HET Nominated Directors and Non-HET Affiliated Directors.

         (c) This Article III, Section (2) may not be altered, amended, changed or repealed without an affirmative vote of not less than ninety percent (90%) of the issued and outstanding shares of the Common Stock (including shares owned by HET and its affiliates).

         SECTION 3. MEETINGS BY MEANS OF CONFERENCE TELEPHONE. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this
Article III, Section 3 shall constitute presence in person at such meeting.

         SECTION 4. ACTIONS BY WRITTEN CONSENT. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all of the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

         SECTION 5. RESIGNATION OF DIRECTORS. Any Director may resign at any time by delivering a written resignation to the President or Secretary. Upon resignation, such vacancy shall be filled as provided in the Restated Certificate. Such resignation shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless so specified therein.

         SECTION 6. COMPENSATION. The Corporation shall pay to each Director who is not an employee of HET or a Controlled Affiliate of HET a reasonable salary for such person's services as a Director. All of the Directors may be paid their actual out-of-pocket expenses, if any, of attendance at each meeting of the Board of Directors. No such payments shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees may be allowed like compensation for attending committee meetings.

         SECTION 7. INTERESTED DIRECTORS. Subject to Subsection (c) of Section
3.2 of the Restated Certificate and Article III, Section 2 of these Fourth Amended and Restated Bylaws (approval of Affiliated Party Transactions), no contract or transaction between the Corporation and one or more of its Directors or Officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its Directors or Officers are Directors or Officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or Officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholder entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                                   ARTICLE IV.

                                   COMMITTEES

         SECTION 1. AUDIT COMMITTEE. An Audit Committee of the Board of Directors shall consist of three Directors. The members of the Audit Committee shall elect, by the affirmative vote of two of such members, a Chair. Special meetings of the Audit Committee may be called by the Chair thereof upon five days notice to the other members (unless each member waives such notice before or after the meeting). The presence, in person or by proxy, of two members of the Audit Committee (or one member of the Audit Committee if the Audit Committee then consists of one member) shall constitute a quorum, and the affirmative vote of two members (or one member of the Audit Committee if the Audit Committee then consists of one member) at a meeting at which a quorum is present shall be required to take any action. Each member shall have one vote on all matters that come before the Audit Committee. Any action required or permitted to be taken by the Audit Committee may be taken without a meeting if all the members of the Audit Committee consent to such action in writing, and such consent shall have the same effect as a vote of the Audit Committee. The Audit Committee shall be empowered to undertake and complete an audit or investigation, at any time, into the business affairs of the Corporation or a Subsidiary, including JCC and the Development Entities. The fees and expenses of independent auditors retained in connection with such audit or investigation will be paid by the Corporation. The Audit Committee shall be empowered to retain independent auditors to perform such audit or investigation. Any person ceasing to be a Director shall ipso facto cease to be a member of the Audit Committee.

         SECTION 2. COMPENSATION COMMITTEE. A Compensation Committee of the Board of Directors shall consist of three Directors. The members of the Compensation Committee shall elect, by the affirmative vote of two of such members, a Chair. Special meetings of the Compensation Committee may be called by the Chair thereof upon five day's notice to the other members (unless each member waives such notice before or after the meeting). The presence, in person or by proxy, of two members of the Compensation Committee (or one member of the Compensation Committee if the Compensation Committee then consists of one member) shall constitute a quorum, and the affirmative vote of two members (or one member of the Compensation Committee if the Compensation Committee then consists of one member) at a meeting at which a quorum is present shall be required to take any action. Each member shall have one vote on all matters that come before the Compensation Committee. Any action required or permitted to be taken by the Compensation Committee may be taken without a meeting if all the members of the Compensation Committee consent to such action in writing, and such consent shall have the same effect as a vote of the Compensation Committee. The Compensation Committee shall be empowered to act on behalf of the Corporation with respect to all matters regarding the compensation of Officers and Directors of the Corporation and its Subsidiaries. Any person ceasing to be a Director shall cease to be a member of the Compensation Committee.

         SECTION 3. OTHER COMMITTEES. The Board of Directors may designate one or more committees to consist of one or more of the Directors of the Corporation. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes and report to the Board of Directors when required.

                                   ARTICLE V.

                                    OFFICERS

         SECTION 1. GENERAL. The Officers of the Corporation shall be chosen by the Board of Directors and shall be a President, a Secretary and a Treasurer. The Board of Directors, in its discretion, may also choose a Chair of the Board of Directors (who must be a Director) and one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other Officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Restated Certificate or these Bylaws. The Officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chair of the Board of Directors, need such Officers be Directors of the Corporation.

         SECTION 2. ELECTION. The Board of Directors at its first meeting held after each annual meeting of stockholders shall elect the Officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all Officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Any Officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. In the event that any Officer of the Corporation is found unsuitable by the Louisiana Gaming Control Board, or any other gaming regulatory agency with proper jurisdiction over such Officer, the term of such Officer shall immediately expire and no further remuneration of any kind shall be paid to such Officer.

         SECTION 3. VOTING SECURITIES OWNED BY THE CORPORATION. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities or membership interests owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President or any Vice President and any such Officer may, in the name and on behalf of the Corporation, take all such actions as any such Officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

         SECTION 4. CHAIR OF THE BOARD OF DIRECTORS. The Chair of the Board of Directors, if there be one, shall preside at all meetings of the stockholders and of the Board of Directors. Except where by law the signature of the President is required, the Chair of the Board of Directors shall possess the same power as the President to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors. During the absence or disability of the President, the Chair of the Board of Directors shall exercise all the powers and discharge all the duties of the President. The Chair of the Board of Directors shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these Bylaws or by the Board of Directors.

         SECTION 5. PRESIDENT. The President shall, subject to the control of the Board of Directors and, if there be one, the Chair of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other Officers of the Corporation may sign and execute documents when so authorized by these Bylaws, the Board of Directors or the President. In the absence or disability of the Chair of the Board of Directors, or if there be none, the President shall preside at all meetings of the stockholders and the Board of Directors. The President shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these Bylaws or by the Board of Directors.

         SECTION 6. VICE PRESIDENTS. At the request of the President or in his absence or in the event of his inability or refusal to act (and if there be no Chair of the Board of Directors), the Vice President or the Vice Presidents if there is more than one (in the order designated by the Board of Directors) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there be no Chair of the Board of Directors and no Vice President, the Board of Directors shall designate the Officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

         SECTION 7. SECRETARY. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant

Secretary, then either the Board of Directors or the President may choose another Officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other Officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall see that all books, reports, statements, certificates and other documents required by law to be kept or filed are properly kept or filed, as the case may be.

         SECTION 8. TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

         SECTION 9. ASSISTANT SECRETARIES. Except as may be otherwise provided in these Bylaws, Assistant Secretaries, if there be any, shall perform such duties and have such power as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of his disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

         SECTION 10. ASSISTANT TREASURERS. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of his disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

         SECTION 11. CONTROLLER. The Controller shall establish and maintain the accounting records of the Corporation in accordance with generally accepted accounting principles applied on a consistent basis, maintain proper internal control of the assets of the Corporation and shall perform such other duties as the Board of Directors, the President or any Vice President of the Corporation may prescribe.

         SECTION 12. OTHER OFFICERS. Such other Officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other Officer of the Corporation the power to choose such other Officers and to prescribe their respective duties and powers.

                                   ARTICLE VI.

                                      STOCK

         SECTION 1. FORM OF CERTIFICATES. Every holder of stock in the Corporation shall be entitled to have a certificate signed, in the name of the Corporation (i) by the Chair of the Board of Directors, the President or a Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

         SECTION 2. SIGNATURES. Any or all of the signatures on the certificate may be a facsimile, including, but not limited to, signatures of Officers of the Corporation and countersignatures of a transfer agent or registrar. In case any Officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such Officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such Officer, transfer agent or registrar at the date of issue.

         SECTION 3. LOST CERTIFICATES. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

         SECTION 4. TRANSFERS. Stock of the Corporation shall be transferable in the manner prescribed by law, in the Restated Certificate and in these Bylaws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be canceled before a new certificate shall be issued.

         SECTION 5. FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (i) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting; (ii) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten (10) days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (iii) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (b) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of

Directors adopts the resolution taking such prior action; and (c) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         SECTION 6. BENEFICIAL OWNERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

         SECTION 7. LEGEND. Each stock certificate issued by the Corporation shall bear the following legend: "This security is subject to redemption by the Corporation if, among other things, the holder is required to qualify or be found suitable under any applicable gaming law, regulation or rule and does not meet the applicable suitability standards, all as more fully set forth in the Restated Certificate of the Corporation. A copy of the Restated Certificate of the Corporation is maintained at the executive offices of the Corporation and will be provided upon request."

                                  ARTICLE VII.

                                     NOTICES

         SECTION 1. NOTICES. Whenever written notice is required by law, the Restated Certificate or these Bylaws, to be given to any Director, member of a committee or stockholder, such notice may be given by mail, addressed to such Director, member of a committee or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by facsimile, telegraph, telex, cable or e-mail.

         SECTION 2. WAIVERS OF NOTICE. Whenever any notice is required by law, the Restated Certificate or these Bylaws, to be given to any Director, member of a committee or stockholder, a waiver thereof in writing, signed, by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                  ARTICLE VIII.

                               GENERAL PROVISIONS

         SECTION 1. DIVIDENDS. Dividends upon the capital stock of the Corporation, subject to the provisions of the Restated Certificate, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

         SECTION 2. DISBURSEMENTS. All checks or demands for money and notes of the Corporation shall be signed by such Officer or Officers or such other person or persons as the Board of Directors may from time to time designate.

         SECTION 3. FISCAL YEAR. The fiscal year of the Corporation shall end on December 31 and the following fiscal year shall commence on January 1, unless the fiscal year is otherwise fixed by affirmative resolution of the entire Board of Directors.

         SECTION 4. CORPORATE SEAL. The corporate seal shall have inscribed thereon the name of the Corporation and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

         SECTION 5. CONFLICTS WITH CERTIFICATE. If the provisions of the Corporation's Restated Certificate conflict with these Bylaws, the provisions of the Corporation's Restated Certificate shall control and the Bylaws shall be of no force and effect to the extent of such conflict.

         SECTION 6. AMENDMENTS. Except for the ninety percent (90%) votes of the stockholders specifically prescribed to amend Article II, Sections 4 and 10 and
Article III, Sections 1(a) and 2(b) of these Bylaws, the vote or consent of a majority of the Board of Directors is authorized to make, adopt, alter, amend, change or repeal these Bylaws, subject to the limitations provided for in the Restated Certificate.

         SECTION 7. DEFINED TERMS. Any term used in these Bylaws, not expressly defined herein, which is expressly defined in the Restated Certificate, shall have the meaning given to such term in the Restated Certificate.

                  "Affiliate" means (i) any person directly or indirectly controlling or controlled by or under direct or indirect common control with the any other Person, (ii) any spouse, immediate family member, or other relative who has the same principal residence of any Person described in clause (i) above, and (iii) any trust in which any Person described in clause (i) or (ii) above has a beneficial interest. For purposes of this definition, the term "control" means (a) the power to direct the management and policies of a person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise, or (b) the beneficial ownership of 30% or more of the voting Equity Interests of a person (on a fully diluted basis). Notwithstanding the foregoing, no holders of Equity Interests of the Corporation received pursuant to the Plan of Reorganization (other than HET and its Subsidiaries and Affiliates) shall constitute an Affiliate of JCC or the Corporation or any of their Subsidiaries, in each case unless the respective holder acquires control of the Corporation or JCC as a result of its beneficial ownership of 30% or more of the voting Equity Interests of the Corporation or JCC, as the case may be.

                  "Bankruptcy Court" shall mean the United States Bankruptcy Court for the Eastern District of Louisiana.

                  "Controlled Affiliate" with respect to any Person shall mean
(i) a corporation (a) a majority of whose capital stock with voting power, under ordinary circumstances, to elect Directors is at the time, directly or indirectly, owned by such Person, by such Person and one or more of such Person's Controlled Affiliates or by one or more of such Person's Controlled Affiliates, or (b) in which such Person, one or more of such Person's Controlled Affiliates, or such Person and one or more of such Person's Controlled Affiliates possesses the power to direct the management and policies of such corporation, (ii) a partnership in which such Person is a general partner and in which such Person possesses the power to direct the management and policies of such partnership, or (iii) any other entity (other than a corporation or partnership) in which such Person, one or more of such Person's Controlled Affiliates, or such Person and one or more of such Person's Controlled Affiliates, (a) directly or indirectly, at the date of determination thereof, owns at least a majority ownership interest in such entity, and (b) possesses the power to direct the management and policies of such entity.

                  "Corporation" shall have the meaning set forth above in
Section I 1.

                  "Creditors' Committee" shall mean Bankers Trust Company and the Noteholders Committee as appointed by the United States Trustee on January 10, 2001.

                  "Development Entities" shall mean, collectively, JCC Development, L.L.C., JCC Canal Development, L.L.C. and JCC Fulton Development, L.L.C.

                  "Disqualified Holder" shall mean any holder of shares of stock of the Corporation of any class (or classes) or series who, either individually or when taken together with any other holders of shares of stock of the Corporation of any class (or classes) or series, in the judgment of the Board of Directors, is determined by any gaming regulatory agency to be unsuitable, or has an application for a license or permit rejected, or has a previously issued license or permit rescinded, suspended, revoked or not renewed, as the case may be, whether or not any of the foregoing is final and nonappealable, or whose holding of such stock, either individually or when taken together with the holding of shares of stock of the Corporation of any class (or classes) or series by any other holders, may result, in the judgment of the Board of Directors, in any regulatory sanctions against, or the loss of or the failure to secure the reinstatement of any license, franchise or entitlement from any governmental agency held by, the Corporation, any Affiliate of the Corporation or any entity in which the Corporation or such Affiliate is an owner which license, franchise or entitlement is (i) conditioned upon some or all of the holders of the Corporation's Common Stock possessing prescribed qualifications or (ii) needed to allow the conduct of any portion of the business of the Corporation.

                  "Effective Date" shall mean the date upon which the Plan of Reorganization is consummated.

                  "Equity Interests" of any Person shall mean all equity interest therein, including without limitation, any and all shares, interests, rights to purchase, warrants, option, participations or other equivalents of or interest in (however designated) equity of such Person, including any common stock, preferred stock, any limited or general partnership interest and any limited liability company membership interest.

                  "HET" shall mean Harrah's Entertainment, Inc., and its Controlled Affiliates, including Harrah's Operating Company, Inc. and Harrah's New Orleans Management Company.

                  "HET Nominated Directors" shall mean those Nominated Directors and any successor Directors nominated by HET under Section 3.2 of the Restated Certificate and Article III, Section (1)(a) of these Bylaws.

                  "HET Affiliated Directors" shall mean any Director of the Board of Directors of the Corporation who is elected per Section 3.2 of the Restated Certificate and Article III, Section (1)(a) of these Bylaws and who, currently or within the twelve (12) months preceding the nomination, (i) is employed by or continued to receive employment compensation from (ii) serves or served as an Officer or Director of, or (iii) receives or has received some form of material compensation or remuneration, individually or through a business organization, for services provided to, HET or any Affiliate of HET.

                  "Initial Directors" shall mean those Directors identified in
Section 3.2, subsection (b) of the Restated Certificate and Article III, Section
(1)(a)(ii) of these Bylaws.

                  "JCC" shall mean Jazz Casino Company, L.L.C., a Louisiana limited liability company and wholly owned Subsidiary of the Corporation.

                  "Non-HET Nominated Directors" shall mean all Nominated Directors who were nominated by the Creditors' Committee (or one or more of the Non-HET Nominated Directors) under Article III, Section 1(a) of these Bylaws.

                  "Non-HET Affiliated Directors" shall mean all Directors, except for HET Nominated Directors, HET Affiliated Directors or Non-HET Nominated Directors.

                  "Person" shall mean both natural persons and legal entities, unless otherwise specified.

                  "Plan of Reorganization" shall mean the plan of reorganization entered into February 8, 2001, under Chapter 11 of the United States Bankruptcy Code (Title 11, U.S. Code) for JCC Holding Company, Jazz Casino Company, L.L.C., JCC Canal Development, L.L.C., JCC Fulton Development, L.L.C. and JCC Development Company, L.L.C. (including all exhibits and schedules annexed thereto), as it may be altered, amended, or modified from time to time.

                  "Redemption Date" shall mean the date fixed by the Board of Directors for the redemption of any shares of stock of the Corporation pursuant to Section 2.4 of the Restated Certificate and Article II, Section 11 of these Bylaws.

                  "Redemption Securities" shall mean any debt or equity securities of the Corporation, any Subsidiary or any other corporation, or any combination thereof, having such terms and conditions as shall be approved by the Board of Directors and which, together with any cash to be paid as part of the redemption price, in the opinion of any nationally recognized investment banking firm selected by the Board of Directors (which may be a firm which provides other investment banking, brokerage or other services to the Corporation), has a value, at the time notice of redemption is given pursuant to
Section 2.4 of the Restated Certificate and Article II, Section 11 of these Bylaws, at least equal to the Fair Market Value of the shares to be redeemed pursuant thereto (assuming, in the case of Redemption Securities to be publicly traded, such Redemption Securities were fully distributed and subject only to normal trading activity), or such other redemption price as required by any applicable law, regulation, rule or resolution or order of a gaming regulatory agency.

                  "Restated Certificate" shall mean the Second Amended and Restated Certificate of Incorporation of the Corporation.

                  "Subsidiary" shall mean (i) any corporation more than 50% of whose outstanding stock entitled to vow generally in the election of Directors is owned by the Corporation, by one or more Subsidiaries or by the Corporation and one or more Subsidiaries or (ii) any limited liability company (including the Development Entities), partnership, joint venture or other entity or organization of which the Corporation or any of its Subsidiaries is the sole member or of which the Corporation and its Subsidiaries hold collectively more than 50% of the membership interests.

          SECTION 8. These Bylaws shall become effective on July 29, 2002.

                            CERTIFICATE OF SECRETARY

         I, the undersigned, do hereby certify:

                  (1) That I am the duly elected and acting Secretary of JCC Holding Company, a Delaware corporation; and

                  (2) That the foregoing Fourth Amended and Restated Bylaws constitute the bylaws of said corporation as duly adopted by the written consent of the Board of Directors of said corporation as of July 29, 2002.

         IN WITNESS WHEREOF I have hereunto subscribed my name this 29th day of July 2002.


           /s/ L. Camille Fowler
         -----------------------------------
         L. Camille Fowler, Secretary